EXHIBIT 32.2

                  CERTIFICATION OF THE CHIEF FINANCIAL OFFICER
                             PURSUANT TO SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Lorne Broten hereby certifies as follows:

(a) I am the Chief Financial Officer of Barrington Sciences Corporation (the "Company");

(b) To the best of my knowledge, the Company's Annual Report on Form 10-K for the year ended September 30, 2006 (the "Report") complies in all material respects with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(c) To the best of my knowledge, based upon a review of the Report, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

                                        BARRINGTON SCIENCES CORPORATION

Date:  May 1, 2007
                                        /S/ Lorne Broten
                                        --------------------------------
                                        Lorne Broten
                                        Chief Financial Officer

     This certificate accompanies this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of Section 18 or any other provision of the Securities Exchange Act of 1934, as amended.

     A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Supplemental Information to be Furnished With Reports Filed Pursuant to Section 15(d) of the Act by Registrants Which Have Not Registered Securities Pursuant to
Section 12 of the Act

No annual report or proxy material has been sent to security holders of the Company. The Company does not anticipate sending out a separate annual report or proxy material to its security holders subsequent to the filing of the annual report. In the event that the Company determines that it will send out either a separate annual report or any proxy materials, the Company will furnish copies of such material to the Securities and Exchange Commission when it is sent to security holders.